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As filed with the Securities and Exchange Commission on November 30, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEENAH PAPER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-1308307 (I.R.S. Employer Identification No.)

Preston Ridge III
3460 Preston Ridge Road
Suite 600
Alpharetta, Georgia 30005
(Address of Principal Executive Offices)

Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Plan
(Full Title of Plan)

Steven S. Heinrichs, Esq.
Vice President, General Counsel and Secretary
Preston Ridge III
3460 Preston Ridge Road
Suite 600
Alpharetta, Georgia 30005
(972) 281-1200
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies To:
 Thomas Wardell, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Plan, common stock, par value $0.01 per share (3)	3,500,000 shares	$36.71	$128,485,000.00	$16,279.05

(1)
The shares of common stock being registered represent shares of common stock available for issuance as restricted stock, restricted stock units, performance shares, performance share units or upon the exercise of options or stock appreciation rights to be granted under the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Plan. Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the plan as the result of any future stock splits, stock dividends or similar adjustments of the Registrant's common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) on the basis of the average of the high and low sale prices of the Registrant's common stock as quoted on the New York Stock Exchange on November 22, 2004.

(3)
Includes preferred stock purchase rights which initially attach to and trade with the shares of common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I will be sent or given to participants in the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Plan (the "Plan") of Neenah Paper, Inc., a Delaware corporation (the "Company" or the "Registrant"), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents that the Company has previously filed with the Commission are incorporated herein by reference as of their respective dates:

  (a)
  The Company's Registration Statement on Form 10, as amended (SEC File No. 001-32240) filed November 2, 2004; and

  (b)
  The description of the Company's common stock and preferred stock purchase rights contained in its Registration Statement on Form 10, as amended (SEC File No. 001-32240) filed November 2, 2004.

        In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the date on which this offering is completed or terminated shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

        Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        You may request a copy of any filings referenced to above (excluding exhibits), at no cost, by contacting us at the following address:

    Neenah Paper, Inc.
    Preston Ridge III
    3460 Preston Ridge Road, Suite 600
    Alpharetta, Georgia 30005
    (972) 281-1200

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Amended and Restated By-Laws (the "By-Laws") provide that each person who is, or was, or has agreed to become a director or officer of the Company, and each person who is, or was, or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended. However, no indemnification will be provided to any director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our Board of Directors. The By-Laws provide that this right to indemnification will be a contract right and will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Certificate of Incorporation or By-Laws, agreements, vote of stockholders or disinterested directors or otherwise. The By-Laws also permit the Company to secure and maintain insurance on behalf of any director, officer, employee or agent for any liability arising out of his or her actions in such capacity, regardless of whether the By-Laws would permit the Company to indemnify such person against such liability.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigation action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

        Article Eleventh of the Company's Amended and Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        The Company intends to obtain directors and officers liability insurance providing coverage to its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
3.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (SEC File No. 001-32240) filed on November 30, 2004).
3.2	Form of Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K (SEC File No. 001-32240) filed on November 30, 2004).
4.1
Form of Rights Agreement between the Company and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (SEC File No. 001-32240) filed on November 30, 2004).
5.1*	Opinion of McKenna Long & Aldridge LLP.
23.1*	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.

*
Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on November 30, 2004.

NEENAH PAPER, INC.
By:	/s/ SEAN T. ERWIN Sean T. Erwin Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 30, 2004.

Signatures	Title

/s/ SEAN T. ERWIN Sean T. Erwin	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ BONNIE C. LIND Bonnie C. Lind	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ JAMES G. GROSKLAUS James G. Grosklaus	Director
/s/ EDWARD GRZEDZINSKI Edward Grzedzinski	Director
/s/ MARY ANN LEEPER Mary Ann Leeper	Director
/s/ TIMOTHY S. LUCAS Timothy S. Lucas	Director
/s/ PHILIP C. MOORE Philip C. Moore	Director
/s/ STEPHEN M. WOOD Stephen M. Wood	Director

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (SEC File No. 001-32240) filed on November 30, 2004).
3.2	Form of Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K (SEC File No. 001-32240) filed on November 30, 2004).
4.1
Form of Rights Agreement between the Company and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (SEC File No. 001-32240) filed on November 30, 2004).
5.1*	Opinion of McKenna Long & Aldridge LLP.
23.1*	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.

*
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS